EXHIBIT A
Joint Filing Agreement
The undersigned, being duly authorized thereunto, hereby executes this agreement as an exhibit to this Schedule 13D/A with respect to the shares of common stock of DryShips, Inc. to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D/A jointly on behalf of each such party.
Dated: September 7, 2010

/s/ George Economou George Economou
ELIOS INVESTMENTS INC.

BY: Name:	/s/ Dr. Renato Cefai Dr. Renato Cefai
Title:	Sole Director
FABIANA SERVICES S.A.

BY: Name:	/s/ Andri Papadopoulou Andri Papadopoulou
Title:	Sole Director
GOODWILL SHIPPING COMPANY LIMITED
BY: MARE SERVICES LTD.

BY: Name	/s/ Dr. Clarissa Cefai Dr. Clarissa Cefai
Title:	Director
SPHINX INVESTMENT CORP.
BY: MARE SERVICES LTD.

BY: Name:	/s/ Dr. Clarissa Cefai Dr. Clarissa Cefai
Title:	Director
ENTREPRENEURIAL SPIRIT HOLDINGS INC.
BY: MARE SERVICES LTD.

BY: Name:	/s/ Dr. Clarissa Cefai Dr. Clarissa Cefai
Title:	Director